EXHIBIT 10.23


                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of June 22, 1998 by and between UCAR INTERNATIONAL INC., a Delaware corporation (the "Company"), and GILBERT E. PLAYFORD, an individual residing in Vero Beach, Florida (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed, as the Company's President and Chief Executive Officer on the terms and conditions set forth herein;

                  NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  Defined terms used in this Agreement shall have the meanings set forth below:

                  1.1 "ACCRUED OBLIGATIONS" shall mean, as of the date of Termination of Employment, the sum of (A) the Executive's Starting Salary through such date to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation payable to the Executive as of such date but not yet paid, and (C) any vacation pay, expense reimbursements and other cash entitlement accrued by the Executive as of such date to the extent not theretofore paid.

                  1.2 "BANKRUPTCY" shall mean the commencement of a voluntary or involuntary proceeding in a court of competent jurisdiction with respect to the Company seeking relief under any federal or state bankruptcy, insolvency or similar law, provided that such proceeding shall

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have continued  undismissed  for 120 days or an order  approving such proceeding shall have been entered.

                  1.3  "STARTING  SALARY"  shall  mean the  amount  set forth in
Section 3.1.

                  1.4 "BONUS  PLAN" shall mean the cash bonus plan  described in
Section 3.2(a).

                  1.5 "BOARD" shall mean the Board of Directors of the Company.

                  1.6 "CAUSE" shall mean (i) gross neglect or willful and continuing refusal by the Executive to substantially perform his duties (other than due to Disability), (ii) breach of Section 4.2, (iii) willful engagement in conduct which is demonstrably injurious to the Company or its Subsidiaries (including, without limitation, a breach of Section 4.1) or (iv) conviction or plea of nolo contendere to a felony or a misdemeanor involving moral turpitude.

                  1.7  "CHANGE IN  CONTROL"  shall  mean:

                       (a) the date that any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the beneficial owner (as defined below, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Company; or

                       (b) the date, following the expiration of any period of two consecutive years, that individuals, who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose


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election or nomination  for election was  previously so approved)  cease for any reason to  constitute  a majority of the Board then in office.

For purposes of clause (a), "beneficial owner" has the same meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted at such person's direction) pursuant to contract, irrevocable proxy or otherwise, directly or indirectly, voting power of the Company.

                  1.8 "COMPETITOR" shall have the meaning set forth in Section 4.2.

                  1.9 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 4.1.

                  1.10 "DISABILITY" shall mean the inability of the Executive to perform in all material respects his duties and responsibilities to the Company or any Subsidiary by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Company may determine. The Executive (or his representative) shall furnish the Company with satisfactory medical evidence documenting the Executive's disability or infirmity.

                  1.11 "GOOD REASON" shall mean any (i) reduction in the Executive's Starting Salary or opportunity to participate as set forth herein in the Bonus Plan, (ii) a material adverse change in the UCAR Carbon Retirement Plan, the UCAR Carbon Company Inc. Supplemental Retirement Income Plan, the Equalization Benefit Plan for Participants of UCAR Carbon Retirement Plan or the UCAR International Inc. Benefit Security Trust Agreement (as in effect on the date hereof), (iii) relocation of the Participant's principal place of business to a location which is more than 50 miles from its current location (without the Executive's consent) or (iv) a material diminution in the Executive's duties, responsibilities or reporting position as described in Article 2 (unless due to a promotion or other increased responsibility).


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                  1.12 "RETIREMENT" shall mean the voluntary  resignation of the
Executive when eligible to receive a pension benefit under the UCAR Carbon Retirement Plan.

                  1.13 "SEVERANCE AMOUNT" shall mean an amount equal to the sum of Starting Salary plus the Bonus Award, which sum shall be multiplied by 2.99. The "BONUS AWARD" is the bonus amount paid or payable under the Bonus Plan for the calendar year ending on or before the date of Termination of Employment.

                  1.14 "SUBSIDIARY" shall mean any corporation, over 50% of the voting stock of which is owned by the Company.

                  1.15 "TERM" shall mean the term of this Agreement as set forth in Section 2.2, and shall include any renewal period described therein.

                  1.16 "TERMINATION OF EMPLOYMENT" shall mean the Executive's death or Disability, termination by the Company of the Executive's employment for Cause or without Cause, resignation by the Executive from the employ of the Company for Good Reason or without Good Reason, Retirement of the Executive, or termination of the Executive's employment at the end of the Term.

                                   ARTICLE 2

                               EMPLOYMENT AND TERM

                  2.1 EMPLOYMENT. The Company hereby offers to employ the Executive as the President and Chief Executive Officer of the Company, and the Executive hereby accepts such employment, for the Term.

                  2.2 TERM. The term of this Agreement shall commence on the date hereof and shall end, unless extended as hereinafter provided, on the fifth anniversary of the date hereof. The term of this Agreement shall be extended automatically for successive additional one-year periods at the end of such five-year period and of each such renewal period, unless, no later than


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ninety days prior to any such renewal date,  the Board gives  written  notice to the Executive that the term of this Agreement shall not be so extended or unless, no later than two years prior to any such renewal date, the Executive gives written notice to the Board that the term of this Agreement shall not be so extended.

                  2.3 DUTIES. During the Term, unless otherwise agreed in writing by the parties, the Executive shall have all powers and duties consistent with his position as set forth in Section 2.1.

                                   ARTICLE 3

                            COMPENSATION AND BENEFITS

                  3.1 STARTING SALARY. For services performed by the Executive for the Company pursuant to this Agreement, the Company shall pay the Executive the Starting Salary in the amount of $500,000 per year (which may be increased by the Board, in its discretion, and references herein to Starting Salary and in other documents to base salary shall mean such amount as so increased) payable in accordance with the Company's regular payroll practices. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Company or which may be otherwise authorized from time to time by the Board in its discretion (or an appropriate committee thereof) shall be in addition to the Starting Salary.

                  3.2 ANNUAL BONUSES. The Executive shall be entitled to participate in the UCAR International Inc. Officers Incentive Plan in accordance with its terms, with a target award of 60% of the greater of target salary midpoint or actual salary.

                  3.3 OTHER BENEFITS. In addition to the Starting Salary and participation in the Bonus Plan, the Executive shall also be entitled to the following:

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                       (a) STOCK  OWNERSHIP.  The Executive and the Company have
on the date hereof entered into a Non-Qualified Stock Option Agreement.

                       (b)PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate in the benefit arrangements (including, without limitation, future long-term incentive and stock option plans) maintained by the Company for its executives at a level commensurate with his position. The Executive shall also be entitled to participate in all other welfare and benefit plans maintained by the Company for its employees generally.

                       (c) PRIOR SERVICE. Notwithstanding Section 3.3(b), (1) for the purpose of calculating the Executive's benefits under the Company's retirement plans, the Executive shall earn (ratably over the five year period following the date hereof) service credit (a) for his employment with Union Carbide Corporation ("Union Carbide") for the period from January 1, 1972 through January 31, 1996 plus (b) for the period from February 1, 1996 through the date hereof (which together total 26.5 years and is called the "Prior Service") in addition to the service credit which he earns for the period of his employment with the Company and (2) the amount of benefits receivable by the Executive under the Company's retirement plans shall be likewise ratably offset by the amount of benefits receivable by the Executive under retirement plans of Union Carbide. Prior Service and such offset shall be earned and applied as follows: on each anniversary of the date hereof, one-fifth (1/5) of the Prior Service will be earned (i.e., recognized) and one-fifth (1/5) of the offset will apply. For example, after three years of credited service with the Company, sixty percent (60%) of the Prior Service will be recognized and the Executive's retirement benefits from the Company will be subject to an offset of sixty percent (60%) of the Executive's retirement benefits from Union Carbide. Accordingly, the Prior Service will be fully recognized, and the entire retirement benefits from Union Carbide will be

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applied  as an  offset,  as of the fifth  anniversary  of the date  hereof.  The
Company will make adjustments under its non-qualified retirement plans as necessary to give effect to the foregoing. A further example of these calculations has been separately provided to the Executive. The provisions of this Section 3.3(c) are subject to the provisions of Sections 5.3(b) and 5.3(c).

                       (d) VACATION. The Executive shall be entitled to 5 weeks vacation annually and paid holidays consistent with the Company's policies applicable to executives.

                                   ARTICLE 4

                           COVENANTS OF THE EXECUTIVE

4.1 CONFIDENTIALITY. The Executive acknowledges that, as a consequence of his employment and position with the Company, the Executive will have access to and become acquainted with confidential information of the Company and its Subsidiaries. During the Term and at all times thereafter, the Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of the Company or any of its Subsidiaries, except while employed by the Company, in the business of and for the benefit of the Company or any Subsidiary. For purposes of this Section 4.1, "Confidential Information" shall mean non-public (i) trade secrets, financial data, strategic business plans, customer lists, sales and marketing information and plans and (ii) any other technical, creative, proprietary and confidential information of the Company and its Subsidiaries that is material to the business of the Company or its Subsidiaries, which information described in either (i) or (ii) above was not lawfully obtained by the Executive from a source independent of the Company or its Subsidiaries or was not obtained in violation of such source's contractual or other legal obligations or duties.

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                  4.2 NON-COMPETITION.  The Executive shall not, during the Term and for a period of two years following the Term, directly or indirectly (a) own, manage, operate, join or control, or participate (or serve as a consultant or similar position) in the ownership, management, operation or control of, any business, entity, firm, partnership, corporation or other person, whether private, governmental or quasi-governmental, which is engaged, directly or indirectly, in the business of manufacturing or selling graphite or carbon electrodes or any other business engaged in or being developed by the Company at the time of the Executive's Termination of Employment (a "Competitor"), or (b) solicit any person who is (or was during the six months prior to the Executive's Termination of Employment) an employee of the Company to become an employee, agent or independent contractor of a Competitor or any other business, or (c) solicit any customer of the Company on behalf of any Competitor or any other business; provided, however, that nothing in this Agreement shall preclude the Executive from serving on the board of directors of any company with the prior consent of the Company or managing his personal investments which do not exceed 5% of the equity of any Competitor (so long as, in the reasonable determination of the Company, such activity does not materially interfere with his duties and responsibilities hereunder).

                       4.3 ENFORCEMENT.

                       (a) The Executive agrees that the remedy at law for any breach by him of any of the covenants and agreements set forth in this Section 4 will be inadequate and that, in the event of any such breach, the Company may, in addition to the other remedies which may be available to it at law, obtain injunctive relief prohibiting the Executive from the breach of such covenants and agreements.

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                       (b) If any of the  provisions  of  this  Agreement  shall
otherwise contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement, but rather this Agreement shall be reformed and construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provision or provisions, but only to the extent that they are contravening or are invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be reformed and construed and enforced accordingly.

                       (c) The  Executive  understands  that the  provisions  of
Section 4 hereof may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company,
(ii) such provisions contain reasonable limitations as to time and the scope of activity to be restrained and (iii) the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided under
Section 5, is sufficient to compensate the Executive for the restrictions contained in this Section 4. In consideration of the foregoing and in light of the Executive's education, skills and abilities, the Executive agrees that he will not assert that, and it should not be considered that, any provisions of this Section 4 prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

                       (d) Each of the covenants of this Section 4 is given by the Executive as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and accept its obligations hereunder.

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                                    ARTICLE 5

                                   TERMINATION

                  5.1 TERMINATION OF AGREEMENT. This Agreement shall terminate at the end of the Term.

                  5.2  PROCEDURES   APPLICABLE  TO  TERMINATION  FOR  CAUSE  AND
RESIGNATION FOR GOOD REASON.

                       (a) TERMINATION FOR CAUSE. If the Company determines that Cause exists, it shall notify the Executive. The Executive may be terminated for Cause upon 30 days' prior written notice. Such termination shall be effected by a majority vote of the Board after the Executive shall have had the opportunity (along with counsel) to be heard, unless within 15 days after receiving such notice the Executive shall have cured the Cause to the reasonable satisfaction of the Board.

                       (b) RESIGNATION FOR GOOD REASON. The Executive must give at least 45 days prior written notice of his intent to resign for Good Reason. During such 45-day period, the Company shall have the opportunity to cure the Good Reason during the first 30 days of such notice period. If no notice is given within 45 days after the event giving rise to Good Reason, the Good Reason shall be deemed to have been waived.

                  5.3 OBLIGATIONS OF THE COMPANY UPON TERMINATION OF EMPLOYMENT.

                       (a) ACCRUED OBLIGATIONS AND OTHER BENEFITS. In the event of Termination of Employment for any reason, the Company shall pay to the Executive or, in the event of the Executive's death, his heirs or estate the following:

                             (i) all Accrued Obligations in a lump sum within ten days after the date of Termination of Employment; and

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                             (ii) all  benefits  accrued by the  Executive as of
           the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

                       (b) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. In the event that the Company terminates the Executive's employment during the Term without Cause (but excluding Termination of Employment by reason of the Executive's death or disability or under the circumstances described in
Section 5.3(c)), or the Executive resigns from his employment during the Term for Good Reason, in addition to the amounts payable under Section 5.3(a):

                             (i) the Company shall pay the Severance Amount to the Executive in a lump sum within ten days after the date of Termination of Employment;

                             (ii) the Executive's pension benefit under all applicable pension plans shall be increased by the amount he would have accrued had he had an additional three (3) years of age and an additional three (3) years of service, and, in addition, the Executive shall then become entitled to retire immediately and receive a pension benefit that is not actuarially reduced for early commencement of payment;

                             (iii)  the  Company  shall   continue  all  benefit
           coverage of the Executive and his dependents provided under the Company's benefit policies applicable to retired executives; and


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                             (iv)  if such  termination  or  resignation  occurs
           prior to the fifth anniversary of the date hereof, all Prior Service will be fully recognized (and the entire retirement benefits from Union Carbide will apply as an offset) as described in Section 3.3(c) as of the date of Termination of Employment (rather than as of such fifth anniversary).

                       (c) TERMINATION FOLLOWING CHANGE IN CONTROL OR BANKRUPTCY. If the Company terminates the Executive's employment during the Term without Cause (but excluding Termination of Employment by reason of the Executive's death or Disability) or the Executive resigns from his employment during the Term for Good Reason, in each case within two years after a Change in Control or Bankruptcy, in addition to the amounts payable under Section 5.3(a):

                             (i) the Company shall pay to the Executive, in a lump sum within ten days after the date of Termination of Employment, an amount equal to the result of the multiplication of (i) the sum of the Starting Salary plus the Bonus Award by (ii) 2.99;

                             (ii) the Executive's pension benefit under all applicable pension plans shall be increased by the amount he would have accrued had he had an additional three (3) years of age and an additional three (3) years of service, and, in addition, the Executive shall then become entitled to retire immediately and receive a pension benefit that is not actuarially reduced for early commencement of payment;

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                             (iii)  the  Company  shall   continue  all  benefit
           coverage of the Executive and his dependents provided under the Company's benefit policies applicable to retired executives; and

                             (iv) if such termination or resignation occurs prior to the fifth anniversary of the date hereof, all Prior Service will be fully recognized (and the entire retirement benefits from Union Carbide will apply as an offset) as described in Section 3.3(c) as of the date of Termination of Employment (rather than as of such fifth Anniversary).

                       (d)TERMINATION UNDER OTHER CIRCUMSTANCES. The Executive acknowledges that the Company's obligations hereunder upon a Termination of Employment by reason of the Executive's death or Disability, the termination of the Executive's employment during the Term by the Company for Cause, resignation by the Executive from the employ of the Company during the Term without Good Reason, Retirement of the Executive, or termination of the Executive's employment at the end of the Term (regardless of which party gives notice of non-renewal or the reasons therefor) are limited to those provided in Section 5.3(a).

                                    ARTICLE 6

                                  MISCELLANEOUS

                  6.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of asset or stock, liquidation or otherwise), by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place.

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Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company" for purposes of this Agreement.

                  6.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Board or the Company, to:
                                    UCAR International Inc.
                                    39 Old Ridgebury Road, Section J4
                                    Danbury, CT 06817
                                    Attention:  General Counsel

                  To the Executive, to:

                                    Gilbert E. Playford
                                    5200 St. Andrews Island Dr.
                                    Grand Harbor
                                    Vero Beach, FL  32967-7296

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

                  6.3 TAX WITHHOLDING. The Company shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of capital stock and/or other property made by or on behalf of the Company to or for the benefit of the Executive under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing from the Company to the Executive, (ii) require the Executive to pay to the Company in cash such amount as may be required to satisfy

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such withholding  obligations  and/or (iii)
make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

                  6.4 NO ASSIGNMENT.  Except as otherwise  expressly provided in
Section 6.1, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

                  6.5 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  6.6 JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Connecticut, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Connecticut, other than the conflict of laws provisions of such laws.

                  6.7 SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

                  6.8 ENTIRE AGREEMENT. Except as otherwise provided in Section 3.3, this Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

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                  IN WITNESS  WHEREOF,  the  parties  hereto have  executed  and delivered  this  Agreement  as of the day and year  first  above  written.

                                   UCAR INTERNATIONAL INC.


                                   By:   /s/ Robert D. Kennedy__________________
                                         Name: Robert D. Kennedy
                                         Title: Chairman


                                         /s/ Gilbert E. Playford________________
                                         Gilbert E. Playford